 As filed with the Securities and Exchange Commission on November 7, 2000

                         REGISTRATION STATEMENT NO. ___

                             ----------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           FIRST STERLING BANKS, INC.
             (Exact name of registrant as specified in its charter)

             Georgia                                   58-2104977
   (State or other jurisdiction            (I.R.S. Employer Identification No.)
 of incorporation or organization)

                                676 Chastain Road
                             Kennesaw, Georgia 30144
              (Address and Zip Code of Principal Executive Offices)

                             ----------------------

           First Sterling Banks, Inc. 2000 Directors Stock Option Plan
                            (Full title of the Plan)

                               Edward C. Milligan
                           First Sterling Banks, Inc.
                                  P.O. Box 2147
                             Marietta, Georgia 30061
                                 (770) 422-2888
     (Name and address and telephone number (including area code) of agent for service)

                                 WITH COPIES TO:
                            T. Kennerly Carroll, Jr.
                               Miller & Martin LLP
                           1275 Peachtree Street, N.E.
                                    Suite 700
                             Atlanta, Georgia 30309
                                 (404) 962-6406


                                     CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                              Proposed maximum        Proposed maximum
  Title of securities      Amount to be      offering price per      aggregate offering        Amount of
   to be registered         registered              share                   price           registration Fee
------------------------------------------------------------------------------------------------------------
     Common Stock,            175,703             $11.625*              $2,042,547.38           $539.23
     no par value             shares

         *Represents the price per share at which the options may be exercised under the Directors Stock Option Plan, in accordance with Rule 457(h).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission on March 30, 2000;

         (b) The Registrant's Amendment to Annual Report on Form 10-KSB/A for its fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission on June 1, 2000;

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Securities and Exchange Commission on May 12, 2000;

         (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Securities and Exchange Commission on August 14, 2000;

         (e) The Registrant's Current Report dated as of May 24, 2000 on Form 8-K, filed with the Securities and Exchange Commission on June 1, 2000;

         (f) The Registrant's Current Report dated as of May 24, 2000 on Form 8-K, filed with the Securities and Exchange Commission on June 7, 2000;

         (g) The Registrant's Amendment to Current Report dated as of May 24, 2000 on Form 8-K/A, filed with the Securities and Exchange Commission on August 8, 2000;

         (h) The Registrant's Registration Statement on Form S-4, filed with the Securities and Exchange Commission on March 31, 2000;

         (i) The Registrant's Amendment to Registration Statement on Form S-4/A, filed with the Securities and Exchange Commission on April 19, 2000;

         (j) Description of the Registrant's no par value Common Stock is contained at pages 26 through 32 of the Prospectus of First Sterling Banks, Inc. formerly known as Westside Financial Corporation (the "Registrant") relating to 600,000 shares of its common stock issued in connection with the merger of Eastside Holding Corporation and the Registrant which is part of the Registration Statement under the Securities Act of 1933 on Form S-4 filed with the Securities and Exchange

                  Commission on May 23, 1996 (File Number 333-3116).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Bylaws currently provide that, except in cases where the proceeding is by or in the right of the Registrant or the director or officer is adjudged liable on the basis that he or she improperly received a personal benefit, the Registrant shall indemnify any officer or director who is made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if he or she acted in a manner he or she believed in good faith to be in or not opposed to the Registrant's best interests and in the case of a criminal proceeding he or she had no reasonable cause to believe his or her conduct was unlawful. Officers and directors of the Registrant are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from his or her status as a director or officer. The cost of such insurance is borne by the Registrant as permitted by the Bylaws of the Registrant and the laws of the State of Georgia.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     The following exhibits are filed as part of the Registration Statement:

EXHIBIT                    DESCRIPTION
-------                    -----------
4.1               First Sterling Banks, Inc. 2000 Directors Stock Option Plan

4.2               Form of First Sterling Banks, Inc. 2000 Directors Stock Option Plan Stock
                  Option Agreement

5                 Opinion and Consent of Miller & Martin LLP

23.1              Consent of Miller & Martin LLP (contained in Exhibit 5)

23.2              Consent of Mauldin & Jenkins, LLC

24                Powers of Attorney (included on page 7)

ITEM 9. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

               1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 11th day of October, 2000.

                                       FIRST STERLING BANKS, INC.


                                       BY: /s/ Edward C. Milligan
                                           -------------------------------
                                           Edward C. Milligan
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints EDWARD C. MILLIGAN as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with either having full authority to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done regarding the aforesaid, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                            TITLE                                   DATE
---------                            -----                                   ----
/s/ Edward C. Milligan               President, Chief Executive              10-11-00
-------------------------            Officer and Director
Edward C. Milligan

SIGNATURE                            TITLE                                   DATE
---------                            -----                                   ----
/s/ Barbara J. Bond                  Secretary (Principal financial          10-11-00
--------------------------           and accounting officer)
Barbara J. Bond


/s/ Eugene L. Argo                   Director                                10-11-00
--------------------------
Eugene L. Argo


/s/ Robert R. Fowler, III            Director                                10-11-00
--------------------------
Robert R. Fowler, III


/s/ Sam B. Hay, III                  Director                                10-11-00
--------------------------
Sam B. Hay, III


/s/ P. Harris Hines                  Director                                10/11/2000
--------------------------
P. Harris Hines


/s/ Harry L. Hudson, Jr.             Director                                10-11-00
--------------------------
Harry L. Hudson, Jr.


/s/ C. Candler Hunt                  Director                                10-11-00
--------------------------
C. Candler Hunt


/s/ Frank B. Turner                  Director                                Oct. 11, 2000
--------------------------
Frank B. Turner

                                INDEX TO EXHIBITS

                                                                        Sequentially
Exhibit                                                                   Numbered
Number       Description                                                    Page
------       -----------                                                ------------
4.1          First Sterling Banks, Inc. 2000 Directors Stock
             Option Plan                                                     10

4.2          Form of First Sterling Banks, Inc. 2000 Directors
             Stock Option Plan Stock Option Agreement                        16

5            Opinion and Consent of Miller & Martin LLP                      21

23.1         Consent of Miller & Martin LLP (contained in Exhibit 5)         21

23.2         Consent of Mauldin & Jenkins, LLC                               24

24           Powers of Attorney (included on page 7)                          7